Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED
WAFER SUPPLY AGREEMENT
This Amendment Number Seven (the “Amendment”), effective as of August 8, 2016 (the “Amendment Effective Date”), amends the Amended and Restated Wafer Supply Agreement effective as of April 1, 2003 as further amended by Amendment Number One, effective August 11, 2004, Amendment Number Two, effective April 1, 2008, Amendment Number Three, effective June 9, 2008, Amendment Number Four, effective as of June 13, 2008, Amendment Number Five, effective as of November 14, 2008, and Amendment Number Six, effective as of November 1, 2015 (collectively, the “Agreement”), by and between Lapis Semiconductor Co., Ltd., a Japanese corporation having its registered head office at 2-4-8 Shinyokohama, Kouhoku-ku Yokohama 222-8575 Japan (“Lapis”), and Power Integrations International, Ltd. (“PI”) a Cayman Islands corporation having its principal place of business at 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 32322, Grand Cayman K Y 1-1209. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Agreement.
RECITALS
WHEREAS, PI and LAPIS desire to amend the terms of the Agreement; and
WHEREAS, in accordance with Section 18. 10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized officers of LAPIS and PI.
Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:
AGREEMENT
The following section, Article 22, shall be added as a new section as follows:
Article 22    [ * ] Equipment [ * ] Equipment:
22.1    PI will [ * ] to Lapis the following manufacturing equipment (the “[ * ] Equipment”)

Name of [ * ] Equipment	[ * ]
Name of Manufacturer	[ * ]
Quantity	1 unit

22.2    Lapis, in cooperation with the [ * ] Equipment supplier, will be responsible for the test and qualification of the [ * ] Equipment at Lapis’ wafer fabrication facility. All equipment qualification costs shall be borne by Lapis while process qualification on PI products costs shall be borne by PI.
22.3    Lapis shall keep the [ * ] in operating condition and available for VOLUME PRODUCTION during the Term of this Agreement. Lapis shall be responsible for the maintenance and operation of the [ * ] as long as wafers are produced for PI at [ * ] Wafer fabrication facility. Lapis will pay for all repairs of the [ * ].
22.4    Lapis shall not modify the [ * ] Equipment without prior written consent of PI. PI shall determine whether the approved modification requires re-qualification of the [ * ]. Lapis agrees to re-qualify the [ * ] if so determined in accordance with a mutually agreed-to, written qualification plan.
22.5    The [ * ] will be located at [ * ] Lapis’ wafer fabrication facility (the “ [ * ]”). The [ * ] will not be relocated without PI’s prior written consent. Lapis will provide a minimum of six (6) month’s advance notice of a plan to move the [ * ]. The terms of the [ * ] move will be negotiated in good faith and mutually agreed upon in writing and should at least anticipate: a) adequate WAFER inventory to maintain Volume Production deliveries during the duration of the move, b) requalification of the [ * ] at the new location, and c) that Lapis would pay all costs of the move, if such move is solely decided by Lapis.
22.6    Lapis shall not lend or transfer the [ * ] Equipment to any third party, use the [ * ] Equipment for other than the benefit of PI, or encumber the [ * ] Equipment with any lien or other security interest, without PI’s prior written consent.
22.7    The [ * ] will be used for manufacturing WAFERS for PI, and for PI research and development activities. The [ * ] will not be used for the benefit of competitors of PI. LAPIS will obtain prior written consent of PI for the use of the [ * ] for third parties. Such consent will not be unreasonably withheld.
22.8    Costs will be defined in Exhibit E.
The following section, Article 23, shall be added as a new section as follows:
23.1    Any issue that impacts deliveries to PI, including repairs of any equipment used in PI’s processes, should be resolved in a reasonable time provided, however, that if such issue cannot be completed within Three (3) calendar days from discovery of such issue, then Lapis shall give immediate written notice to PI describing (1) the problem preventing completion of the issue in such Three (3) day period, and (2) a firm schedule for completing the issue. This applies equally to the [ * ] and [ * ] wafer fabs.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Effective date of this Amendment is the Amendment Effective Date shown above. All references in the Amendment to the “Agreement” or “this Agreement” shall mean the Agreement as amended by this Amendment. Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

Lapis Semiconductor Co., Ltd.		Power Integrations International, Ltd.
Signature:	/s/ Akira Tamazaki	Signature:	/s/ Raja Petrakian
Name:	Akira Tamazaki	Name:	Raja Petrakian
Title:	General Manager	Title:	VP Operations
	9/8/2016		9/9/2016
..

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

Cost

1.	Order to [*] for [*] Equipment shall be performed by purchase order issued by PI with a request to drop ship the [*] Equipment to the [*] Lapis [*] Fab.

2.	The purchase order will quote the final negotiated price between Lapis and [*] which is expected to be approximately [*] US$.

3.	Lapis will increase the Lapis [*] [*] fab capacity for PI from [*] wafers/month to [*] wafers/month with target date of Quarter 1 calendar year 2017.

4.	Annual Price reduction for Lapis FY17 or additional years will be discussed separately.

4
[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.